      As filed with the Securities and Exchange Commission on April 3, 1997

                                                 Registration No. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          WEST TELESERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                          47-0777362
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                                9910 Maple Street
                              Omaha, Nebraska 68134
                                 (402) 571-7700
     (Address, including zip code, and telephone number, including area code, of principal executive offices)

-----------------------------------------------------------------------
             West TeleServices Corporation 1996 Stock Incentive Plan
                            (Full title of the plan)
-----------------------------------------------------------------------

                                  Troy L. Eaden
                             Chief Executive Officer
                          West TeleServices Corporation
                                9910 Maple Street
                              Omaha, Nebraska 68134
                                 (402) 571-7700
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copies to
                               John S. D'Alimonte
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE

----------------------- ---------------------- ------------------------- --------------------- ----------------------

Title of securities     Amount to be           Proposed maximum          Proposed maximum      Amount of
to be registered        registered             offering price per        aggregate offering    registration fee
                                               share (1)                 price (1)
----------------------- ---------------------- ------------------------- --------------------- ----------------------
Common Stock, $.01
par value per share     9,499,500              $12.8125                  $121,712,343.75       $36,883
----------------------- ---------------------- ------------------------- --------------------- ----------------------

(1)      Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h)
         under the Securities Act of 1933 (the "Securities Act").

====================================================================================================================


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                                    PART II.

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by West TeleServices Corporation, a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

                  (a) The Company's latest Prospectus, dated November 26, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which was part of the Company's Registration Statement on Form S-1 (File No. 333-13991) (the "Form S-1").

                  (b) The description of the common stock of the Company, par value $.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 000-21771) filed on November 21, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) The Company's Annual Report on Form 10-K filed on March 31, 1997 pursuant to the Exchange Act.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


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Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreements, vote or otherwise.

         The Registrant's Restated Certificate of Incorporation provides that the Registrant, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended shall indemnify a director or officer of the Registrant or a person who is or was serving at the request of the Registrant as director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to a civil, criminal, administrative or investigation proceeding (an "indemnified person"). The Restated Certificate of Incorporation also provides that expenses incurred by an indemnified person may be paid in advance by the Registrant, subject to any limitations or requirements imposed by the DGCL and the Registrant's Restated By-Laws.

         The Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         While the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable

Item 8.  Exhibits.

         4.01 Restated Certificate of Incorporation of the Company (incorporated by reference to the Form S-1, Exhibit 3.01)

         4.02 Restated By-Laws of the Company (incorporated by reference to the Form S-1, Exhibit 3.02)

         5.01       Opinion of Willkie Farr & Gallagher regarding legality

         23.01      Consent of Deloitte & Touche LLP

         23.02      Consent of Willkie Farr & Gallagher (included in
                    Exhibit 5.01)

         24.01      Powers of Attorney (included on Page II-7)

Item 9.  Undertakings.

         1.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 3rd day of April 1997.

                                                WEST TELESERVICES CORPORATION



                                            By: /s/ Troy L. Eaden
                                                    Troy L. Eaden
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of West TeleServices Corporation hereby severally and individually constitute and appoint Troy L. Eaden, Thomas B. Barker and Michael A. Micek and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                      Title                              Date
      ---------                      -----                              ----

/s/Gary L. West              Chairman of the Board of             April 3, 1997
Gary L. West                 Directors


/s/Mary E. West              Vice Chair of the                    April 3, 1997
Mary E. West                 Board of Directors,
                             Secretary


/s/Troy L. Eaden             Director and Chief Executive         April 3, 1997
Troy L. Eaden                Officer (Principal
                             Executive Officer)


/s/Thomas B. Barker          Director, President and              April 3, 1997
Thomas B. Barker             Chief Operating Officer


/s/Michael A. Micek          Chief Financial Officer,             April 3, 1997
Michael A. Micek             Treasurer (Principal
                             Financial and Accounting
                             Officer)

                                INDEX TO EXHIBITS


Exhibit No.                          Exhibit Document Description
-----------                          ----------------------------

 4.01 Restated Certificate of Incorporation of the Company (incorporated by reference to the Form S-1, Exhibit 3.01)

 4.02 Restated By-Laws of the Company (incorporated by reference to the Form S-1, Exhibit 3.02)

 5.01                  Opinion of Willkie Farr & Gallagher regarding legality

23.01                  Consent of Deloitte & Touche LLP

23.02                  Consent of Willkie Farr & Gallagher (included in
                       Exhibit 5.01)

24.01                  Powers of Attorney (included on Page II-7)